UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

                                                On December 18, 2004, a wholly owned partnership of Cheniere Energy, Inc. (Company), Sabine Pass LNG, L.P. (Sabine Pass LNG), entered into a Lump Sum Turnkey Engineering, Procurement and Construction Agreement (EPC Agreement) with Bechtel Corporation (Bechtel).  Under the EPC Agreement, Bechtel will provide Sabine Pass LNG with services for the engineering, procurement and construction of the 2.6 billion cubic feet per day (Bcf/d) Sabine Pass liquefied natural gas (LNG) receiving, storage and regasification (Sabine Pass Terminal) to be located in western Cameron Parish, Louisiana.

                The following description of the EPC Agreement is not complete and is qualified in its entirety by reference to the EPC Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

                                                SCOPE OF WORK

                                                The work to be performed by Bechtel will include all of the work required to achieve substantial completion and final completion of the Sabine Pass Terminal in accordance with the requirements of the EPC Agreement, including achieving specified minimum acceptance criteria and performance guarantees.  Bechtel is obligated to perform its work in accordance with good engineering and construction practices and applicable laws, codes and standards.

SCHEDULING OF WORK

                                                Bechtel must promptly commence performance of certain off-site engineering and preparatory  work under the EPC Agreement upon receipt from Sabine Pass LNG of a limited notice to proceed (LNTP).  Sabine Pass LNG may not issue the LNTP until, among other things, it has documented to Bechtel its possession of sufficient funds to pay for the work related to the LNTP.  Upon its receipt from Sabine Pass LNG of a final notice to proceed (NTP), Bechtel must commence all other aspects of the work under EPC Agreement.  Sabine Pass LNG generally may not issue the NTP until:

•                  it has documented to Bechtel that it has sufficient funds, or has obtained sufficient financing, to pay the amounts required of it under the EPC Agreement;

•                  it has obtained certain specified permits;

•                  it has paid to Bechtel 5% of the contract price as an advance payment; and

•                  90 or more days have elapsed since the LNTP.

                                                Bechtel must achieve substantial completion in accordance with the requirements of the EPC Agreement within 1,247 days after delivery of the NTP.  Final completion must be attained no later than 90 days after achieving substantial completion.

CHANGE ORDERS

                                                Until substantial completion under the terms of the EPC Agreement, Sabine Pass LNG has certain rights to request change orders, and Bechtel has the right to change orders in the event of specified occurrences, including, among other things:

•                  a force majeure event;

•                  a suspension of work ordered by Sabine Pass LNG; and

•                  certain changes in law, issuance of the LNTP after January 4, 2005 or issuance of the NTP after April 4, 2005, but, in each case, only where such delay adversely affects Bechtel’s costs of the performance of the work or its ability to perform the work in accordance with the project schedule.

PAYMENT FOR WORK

                                                Sabine Pass LNG will pay to Bechtel a contract price of $646,936,000 plus certain reimbursable costs for the work under the EPC Agreement.  This contract price is subject to adjustment for changes in certain commodity prices, contingencies, change orders and other items.  Payments under the EPC Agreement will be made in accordance with the payment schedule set out in the EPC Agreement.  The contract price and payment schedule, including milestones, may be amended only by change order.  Bechtel will be liable to Sabine Pass LNG for certain delays in achieving substantial completion, minimum acceptance criteria and performance guarantees.  Bechtel will be entitled to a bonus of $12,000,000, or a lesser amount in certain cases, if Bechtel, within 1,095 days after delivery of the NTP completes construction sufficient to achieve, among other requirements specified in the EPC Agreement, a sendout rate of at least 2.0 Bcf/d for a minimum sustained test period of 24 hours.

WARRANTY

                                                Bechtel warrants that:

•                  the equipment required for the Sabine Pass Terminal will be new and of good quality;

•                  the work and the equipment will meet the requirements of the EPC Agreement, including good engineering and construction practices and applicable laws, codes and standards; and

•                  the work and the equipment will be free from encumbrances to title.

Until 18 months after substantial completion, Bechtel will be liable to promptly correct any work that is found defective.

TERMINATION RIGHTS

                                                In the event of an uncured default by Bechtel, Sabine Pass LNG may terminate the EPC Agreement and take any of the following actions:

•                  take possession of the facility, equipment, construction equipment, work product and books and records;

•                  take assignment of certain subcontracts; and

•                  complete the work.

Following such a termination, if the cost to reach final completion exceeded the unpaid balance of the contract price, Bechtel would be liable for the difference.  If the cost to reach final completion were less than the unpaid balance of the contract price, the difference would be payable to Bechtel.

                Sabine Pass LNG also has the right to terminate the EPC Agreement for convenience.  In the event of any such termination for convenience, Bechtel would be paid:

•                  the portion of the contract price for the work performed prior to termination, less that portion of the contract price paid previously;

•                  actual reasonable cancellation charges owed by Bechtel to subcontractors (if Sabine Pass LNG does not take assignment of such subcontracts);

•                  actual costs associated with demobilization charges; and

•                  lost profits, except in certain cases, equal to 10% of the contract price less a portion of the advance payment related to the NTP.

                                                Sabine Pass LNG may, upon 30-days’ written notice to Bechtel, suspend the work under the EPC Agreement.  In the event of such suspension for a period exceeding 90 consecutive days or 120 aggregate days, other than any suspension due to an event of force majeure or the fault or negligence of Bechtel or its subcontractors, Bechtel would be permitted to terminate the EPC Agreement subject to giving 14 days’ notice.  In the event of such a termination, Bechtel would be entitled to the compensation described above in relation to termination for convenience. If Sabine Pass LNG suspends work under the EPC Agreement, Bechtel could be entitled to a change order to recover the reasonable costs of the suspension, including demobilization and remobilization costs.  Bechtel may also suspend or terminate the EPC Agreement upon the occurrence of certain other events.

FORCE MAJEURE

                                                If Bechtel experiences a force majeure event, it could be entitled to an extension of the date by which substantial completion is to be accomplished and an extension of the date by which it could earn the $12,000,000 bonus. If any force majeure delay lasts at least 30 days, Bechtel would be entitled to an adjustment of the contract price under the EPC Agreement to compensate it for its standby expenses, up to a limit of $3,750,000 in the aggregate.  A force majeure event generally occurs if any act or event occurs that:

•                  prevents or delays the affected party’s performance of its obligations in accordance with the terms of the EPC Agreement;

•                  is beyond the reasonable control of the affected party, not due to its fault or negligence; and

•                  could not have been prevented or avoided by the affected party through the exercise of due diligence.

                PRIOR AGREEMENTS WITH BECHTEL

                The EPC Agreement supersedes the Memorandum of Understanding dated August 22, 2003 and the Technical Services Agreement dated October 14, 2003 under which Bechtel has previously provided services.

Item 8.01.                                          Other Events.

                                                On December 20, 2004, Cheniere Energy, Inc. issued a press release announcing that its wholly owned limited partnership, Sabine Pass LNG, L.P., and Bechtel Corporation executed a Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction (EPC) of the Sabine Pass liquified natural gas receiving, storage and regasification terminal to be located in western Cameron Parish, Louisiana.  Sabine Pass LNG intends to give Bechtel Limited Notice to Proceed under the EPC agreement (LNTP) for off-site engineering and preparatory work to commence later this month.  Construction at the site is expected to begin during the first quarter of 2005, and the terminal is scheduled to be operational in early 2008.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.                                          Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
10.1	Lump Sum Turnkey Engineering, Procurement and Construction Agreement dated December 18, 2004 between Sabine Pass LNG, L.P. and Bechtel Corporation (filed herewith).

99.1	Press Release dated December 20, 2004 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	CHENIERE ENERGY, INC.

	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lump Sum Turnkey Engineering, Procurement and Construction Agreement dated December 18, 2004 between Sabine Pass LNG, L.P. and Bechtel Corporation (filed herewith).

99.1	Press Release dated December 20, 2004 (filed herewith).